AMENDMENT TO VOTING AGREEMENT


           THIS AMENDMENT TO VOTING AGREEMENT (this "Amendment") is being entered into as of June 23, 1998, by and among Alan R. Schuele, Derrell C. Coker, L.J. Sevin, Harvey B. Cash, Dietrich Erdmann, Jack Kilby and Charles
 H. Phipps (the "Stockholders"), and Unitrode Corporation, a Maryland corporation ("Unitrode").

      WHEREAS, BENCHMARQ Microelectronics, Inc., a Delaware corporation (the "Company"), Unitrode and Merrimack Corporation, a Delaware corporation and a wholly owned subsidiary of Unitrode, entered into an Agreement and Plan Merger dated as of March 2, 1998 (the "Original Agreement"), which provides, among other things, that Newco shall be merged with and into the Company pursuant to the terms and conditions thereof; and

      WHEREAS, as an essential condition and inducement to Unitrode to enter into the Original Agreement and in consideration therefor, the Stockholders entered into a Voting Agreement dated as of March 2, 1998 (the "Voting Agreement"); and

      WHEREAS, the Company, Unitrode and Newco are contemporaneously with the execution of this Amendment entering into an Amendment to the Original Agreement amending certain terms and provisions of the Original Agreement (as so amended, the "Amended Agreement"); and

      WHEREAS, as an essential condition and inducement to Unitrode to enter into the Amended Agreement and in consideration therefor, the Stockholders have agreed to enter into this Amendment; and

      WHEREAS, as of the date hereof, the Stockholders own of record and beneficially the shares of common stock, par value $.001 per share, of the Company (the "Company Common Stock") set forth opposite their respective names on Schedule A hereto and wish to enter into this Amendment with respect to such shares of Company Common Stock and options to purchase shares of Company Common Stock;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Amended Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows (with capitalized terms used and not defined herein having their respective meanings ascribed to them in the Amended Agreement):

           1. References to the Merger Agreement. All references to the Merger Agreement in the Voting Agreement are hereby amended to refer to the Amended Agreement.

           2. Voting Agreement in Full Force and Effect. The Voting Agreement, as amended by this Amendment, shall continue in full force and effect.


      IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                               /s/ Alan R. Schuele
                               _______________________
                               Alan R. Schuele


                               /s/ Derrell C. Coker
                               _______________________
                               Derrell C. Coker


                               /s/ L. J. Sevin
                               _______________________
                               L. J. Sevin


                               /s/ Harvey B. Cash
                               _______________________
                               Harvey B. Cash


                               /s/ Dietrich Erdmann
                               _______________________
                               Dietrich Erdmann


                               /s/ Jack Kilby
                               _______________________
                               Jack Kilby


                               /s/ Charles H. Phipps
                               _______________________
                               Charles H. Phipps


                               UNITRODE CORPORATION


                               By: /s/ Robert J. Richardson
                                   ____________________________
                               Name:   Robert J. Richardson
                               Title:  President and Chief Executive
                                       Officer




                                VOTING AGREEMENT
                                   SCHEDULE A

                          Number of Shares of Company Common
 Stockholder:                Stock Owned by Stockholder:

 L.J. Sevin                              695,120
 Jack Kilby                                6,250
 Derrell C. Coker                         72,755
 Dietrich Erdmann                        605,212
 Harvey B. Cash                           43,850
 Charles H. Phipps                        40,422
 Alan R. Schuele                               0